POWER OF ATTORNEY



The undersigned, an officer of Savannah Electric and Power
Company, hereby makes, constitutes, and appoints Nancy
Frankenhauser my agent and attorney-in-fact, for the limited purpose of signing on my behalf, and causing to be filed with the Securities and Exchange Commission Initial Statement of
Beneficial Ownership of Securities, Statement of Changes in
Beneficial Ownership, and Annual Statement of Changes in Beneficial Ownership, on Forms 3, 4, and 5, respectively, and Form ID, and any appropriate amendment or amendments thereto.

	This power of attorney shall remain in effect until my obligation to file the aforementioned reports as an officer of Savannah Electric and Power Company ceases, unless earlier revoked by me by written document delivered to the Secretary of Savannah Electric and Power Company


	Signed this 16th day of July, 2004.


						Kirby R. Willis /s/
					         	_______________________________